UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2025

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5151 Edina Industrial Blvd., Suite 575 Edina, Minnesota	55439
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered*
Common Stock	PETV	OTCQB
Warrants	PETVW	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 31, 2025, pursuant to the directive of the Board of Directors (the “Board”), PetVivo Holdings, Inc. (the “Company”) eliminated the position of Chief Operating Officer (“COO”), effective immediately, as part of the cost-cutting initiatives of the Company. By eliminating the position of COO, the Board also terminated the employment of Randall A. Meyer, effective immediately; Mr. Meyer has been the Company’s COO since approximately November 10, 2021. All responsibilities and tasks of the COO have been reassigned to Josh Wilhelm, Vice President of Operations and Research and Development, Zach Swanson, Director of Manufacturing and Lab Operations, Dave Heller, Quality Systems Manager, and Jeremy Kaplan, Director of Research and Development. The Company thanks Mr. Meyer for his past service and contributions to the Company and wishes him the best in his future endeavors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit are being furnished herein:

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized

PETVIVO HOLDINGS, INC.

Date: February 4, 2025	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer